Exhibit (d)(5)

Schedule A

Fund(s)

Separate Series of Amplify ETF Trust

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify High Income ETF

Amplify Emerging Markets FinTech ETF

Amplify Seymour Cannabis ETF

Amplify International Enhanced Dividend Income ETF

Amplify Cash Flow Dividend Leaders ETF

Amplify Cash Flow High Income ETF

Amplify Cybersecurity ETF

Amplify Mobile Payments ETF

Amplify Video Game Tech ETF

Amplify Global Cloud Technology ETF

Amplify Weight Loss Drug & Treatment ETF

Amplify CWP Growth & Income ETF